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                                                FILED PURUSANT TO RULE 424(B)(3)
                                                REGISTRATION NO. 333-86257

Supplement, Dated January 12, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:


                                                                  Number of Depositary Shares
                                                                  ---------------------------
Name of Selling Securityholder                                        Owned        Offered
------------------------------                                    -------------  ------------
MFS Series Trust I - MFS Convertible Securities Fund..............          230           230
MFS Series Trust V - MFS Total Return Fund........................       40,000        40,000
MFS Series Trust VI - MFS Utilities Fund..........................      135,600       135,600
MFS Series Trust VII - MFS Capital Opportunities Fund.............      212,420       212,420
MFS/Sun Life Series Trust - MFS/Sun Life-Capital Opportunities
 Series...........................................................       23,900        23,900
MFS/Sun Life Series Trust - MFS/Sun Life-Utilities Series.........       34,000        34,000
MFS Variable Insurance Trust - MFS VIT-MFS Capital
 Opportunities Series.............................................        3,300         3,300
MFS Variable Insurance Trust - MFS VIT-MFS Utilities Series.......       15,100        15,100
Portfolio Partners Inc. Value Fund................................       18,200        18,200